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                                                                    EXHIBIT 5.1





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[LETTERHEAD]

                                               September 3, 1996


Sound Source Interactive, Inc.
2985 East Hillcrest Drive, Suite A
Westlake Village, CA  91362

    Re:  COMMON STOCK ($.001 PAR VALUE)

Gentlemen:

    We have acted as counsel for Sound Source Interactive, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 384,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Company's 1992 Stock Option Plan (the "Plan").

    We have examined or considered:

         1.  A copy of the Company's Second Restated Certificate of
    Incorporation.

         2.  The Amended and Restated By-Laws of the Company.

         3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

         4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

         5.  A copy of the Plan.

    In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

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Sound Source Interactive, Inc.
September 3, 1996
Page 2


    Based upon the foregoing, we are of the opinion that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) All legal and corporate proceedings necessary for the issuance of shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

    We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 /s/ McDermott, Will & Emery

                                                 McDermott, Will & Emery